UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 27, 2022

HALL OF FAME RESORT & ENTERTAINMENT COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-38363	84-3235695
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2626 Fulton Drive NW

Canton, OH 44718

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (330) 458-9176

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HOFV	Nasdaq Capital Market
Warrants to purchase 1.421333 shares of Common Stock	HOFVW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 27, 2022, Midwest Lender Fund, LLC, a limited liability company wholly owned by our director Stuart Lichter (“Lender”), loaned $4,000,000 (the “Loan”) to HOF Village Center For Performance, LLC (“HOF Village CFP”), which Loan is evidenced by a promissory note issued by HOF Village CFP to Lender (the “Note”). Interest accrues on the outstanding balance of the Note at 6.5% per annum, compounded monthly. The Note matures on April 30, 2023 or if HOF Village CFP exercises its extension option, April 30, 2024. The Note is secured by a mortgage encumbering the Center For Performance. Lender made the Loan to HOF Village CFP in accordance with a previously disclosed letter agreement, dated March 1, 2022, between Hall of Fame Resort & Entertainment Company (the “Company”) and Stuart Lichter, which was amended April 16, 2022, and amended and assigned by Stuart Lichter to Lender April 26, 2022 (the “Letter Agreement”).

As part of the consideration for making the Loan, upon approval of shareholders of the Company in accordance with Nasdaq Listing Rule 5635(c), the Company will issue to Lender in a transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”): (A) 125,000 shares (the “Commitment Fee Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), and (B) a Series G warrant (the “Series G Warrants”) to purchase 125,000 shares of Common Stock (the “Warrant Shares”). The exercise price of the Series G Warrants will be $1.50 per share. The Series G Warrants will become exercisable one year after issuance, subject to certain terms and conditions set forth in the Series G Warrants. Unexercised Series G Warrants will expire five years after issuance. The exercise price of the Series G Warrants will be subject to a weighted-average antidilution adjustment.

Notwithstanding anything to the contrary contained in the Letter Agreement or the other Transaction Documents (as defined in the Note), the total cumulative number of shares of Common Stock that may be issued to Lender and its affiliates under the Letter Agreement and under the other Transaction Documents may not exceed the requirements of Nasdaq Listing Rule 5635(d) (“Nasdaq 19.99% Cap”), except that such limitation will not apply following Approval (defined below). If the number of shares of Common Stock issued to Lender and its affiliates under the Letter Agreement and the other Transaction Documents reaches the Nasdaq 19.99% Cap, so as not to violate the 20% limit established in Listing Rule 5635(d), the Company, at its election, will use reasonable commercial efforts to obtain stockholder approval of the Letter Agreement and the issuance of additional shares of Common Stock under the Letter Agreement, if necessary, in accordance with the requirements of Nasdaq Listing Rule 5635(d) (the “Approval”).

The foregoing descriptions of the Note and Letter Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Note and Letter Agreement, which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 8.01 Other Events

On April 28, 2022, the Company announced, in addition to the Loan discussed above, that the City of Canton, in coordination with the Canton Regional Energy Special Improvement District, approved legislation that will enable the Company to move forward with $3.2 million in Property Assessed Clean Energy (PACE) financing in conjunction with the implementation of various energy-efficient improvements at the Center for Performance.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document

10.1	Promissory Note, dated April 27, 2022, issued by HOF Village Center For Performance, LLC to Midwest Lender Fund, LLC
10.2	Assigned, Amended and Restated Letter Agreement, dated April 26, 2022, between Hall of Fame Resort & Entertainment Company, Stuart Lichter and Midwest Lender Fund, LLC
99.1	Press Release dated April 28, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALL OF FAME RESORT & ENTERTAINMENT COMPANY

	By:	/s/ Michael Crawford
		Name:	Michael Crawford
		Title:	President and Chief Executive Officer

Dated: April 29, 2022

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